EX-99.h.3.iv

AMENDMENT NO. 3 TO AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT

This Amendment (“Amendment”) is made as of the 16th day of November, 2023, but is effective as of, and retroactive to, October 1, 2023, by and between each fund in Delaware Funds by Macquarie (formerly Delaware Investments Family of Funds) listed on Schedule A (each, a “Fund” and collectively, the “Funds”) having their principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354 and Delaware Investments Fund Services Company (“DIFSC”), a Delaware statutory trust having its principal place of business at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354.

BACKGROUND:

A.	The Funds and Delaware Service Company, Inc. (“DSC”) are parties to an Amended and Restated Fund Accounting and Financial Administration Oversight Agreement dated as of January 1, 2014 (the “Agreement”) relating to DSC’s provision to the Funds of certain fund accounting, financial administration and related services, and oversight services described in the Agreement.

B.	DIFSC and DSC entered into an Assignment and Assumption Agreement as of November 1, 2014 whereby DSC contributed and assigned to DIFSC all of DSC’s rights, title, and interest in the Agreement, and DIFSC assumed all of DSC’s obligations under the Agreement.

C.	DIFSC and the Funds entered into Amendment No. 1 to Amended and Restated Fund Accounting and Financial Administration Oversight Agreement (the “Agreement”) as of September 1, 2017 and Amendment No. 2 to the Agreement as of October 11, 2021.

D.	DIFSC is a majority-owned affiliate of Macquarie Group Limited.

E.	This Amendment is an amendment to the Agreement.

F.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.	Schedule C of the Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto.

3.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The facsimile or electronic signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees of the Funds.

(e)	This Amendment shall be governed by the laws of The Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below and to be effective as of the date and year above written.

DELAWARE FUNDS BY MACQUARIE, as listed on Schedule A

By:	/s/ Shawn Lytle
Name:	Shawn K. Lytle
Title:	President

DELAWARE INVESTMENTS FUND SERVICES COMPANY

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Senior Vice President

SCHEDULE A TO AMENDMENT NO. 3
TO THE AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION OVERSIGHT AGREEMENT BETWEEN
DELAWARE SERVICE COMPANY, INC. AND
DELAWARE FUNDS BY MACQUARIE
DATED JANUARY 1ST, 2014
AS ASSIGNED TO DELAWARE INVESTMENTS FUND SERVICES COMPANY ON
NOVEMBER 1ST, 2014

As of October 1, 2023

Series, Portfolio and Share Class
Delaware Group® Adviser Funds Delaware Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Group® Cash Reserve Delaware Investments Ultrashort Fund – Institutional Class Shares
Delaware Group® Equity Funds II Delaware Value® Fund – Class A, Class C, Class R, Class R6, Class T, and Institutional Class Shares

Delaware Group® Equity Funds IV

Delaware Healthcare Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Small Cap Growth Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Mid Cap Growth Equity Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Covered Call Strategy Fund – Class A, Class R6, and Institutional Class Shares

Delaware Global Equity Fund – Class A, Class R6, and Institutional Class Shares

Delaware Growth and Income Fund – Class A, Class R6, and Institutional Class Shares

Delaware Hedged U.S. Equity Opportunities Fund – Class A, Class R6, and Institutional Class Shares

Delaware Opportunity Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Premium Income Fund – Class A, Class R6, and Institutional Class Shares

Delaware Group® Equity Funds V

Delaware Small Cap Core Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Small Cap Value Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Wealth Builder Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Global & International Funds

Delaware Emerging Markets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware International Value Equity Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Government Fund

Delaware Emerging Markets Debt Corporate Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Strategic Income Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Income Funds

Delaware Corporate Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Extended Duration Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Floating Rate Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware High-Yield Opportunities Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Limited-Term Government Funds

Delaware Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Tax-Free Oregon Fund – Class A and Institutional Class

Delaware Group® State Tax-Free Income Trust Delaware Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund Delaware Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares
Delaware Pooled® Trust Delaware Global Listed Real Assets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware VIP® Trust

Delaware VIP® Emerging Markets Series – Standard Class Shares and Service Class Shares

Delaware VIP® Small Cap Value Series – Standard Class Shares and Service Class Shares

Delaware VIP® Fund for Income Series – Standard Class Shares and Service Class Shares

Delaware VIP® Growth and Income Series – Standard Class Shares

Delaware VIP® Growth Equity Series – Standard Class Shares

Delaware VIP® International Series – Standard Class Shares and Service Class Shares

Delaware VIP® Investment Grade Series – Standard Class Shares and Service Class Shares

Delaware VIP® Limited Duration Bond Series – Standard Class Shares

Delaware VIP® Opportunity Series – Standard Class Shares

Delaware VIP® Total Return Series – Standard Class Shares and Service Class Shares

Ivy Variable Insurance Portfolios

Delaware Ivy VIP Asset Strategy – Class I and Class II Shares

Delaware Ivy VIP Balanced – Class II Shares

Delaware Ivy VIP Core Equity – Class II Shares

Delaware Ivy VIP Corporate Bond – Class II Shares

Delaware Ivy VIP Energy – Class I and Class II Shares

Delaware Ivy VIP Global Growth – Class II Shares

Delaware Ivy VIP Growth – Class II Shares

Delaware Ivy VIP High Income – Class I and Class II Shares

Delaware Ivy VIP International Core Equity – Class II Shares

Delaware Ivy VIP Limited-Term Bond – Class II Shares

Delaware Ivy VIP Mid Cap Growth – Class I and Class II Shares

Delaware Ivy VIP Natural Resources – Class II Shares

Delaware Ivy VIP Pathfinder Aggressive – Class II Shares

Delaware Ivy VIP Pathfinder Conservative – Class II Shares

Delaware Ivy VIP Pathfinder Moderate – Class II Shares

Delaware Ivy VIP Pathfinder Moderate – Managed Volatility – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Conservative – Managed Volatility – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Aggressive – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Conservative – Class II Shares

Delaware Ivy VIP Science and Technology – Class I and Class II Shares

Delaware Ivy VIP Small Cap Growth – Class I and Class II Shares

Delaware Ivy VIP Smid Cap Core – Class II Shares

Delaware Ivy VIP Value – Class II Shares

Delaware VIP Global Value Equity – Class II Shares

Delaware VIP Real Estate Securities – Class II Shares

Ivy Funds

Delaware Climate Solutions Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Global Real Estate Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Global Value Equity Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Real Estate Securities Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Sustainable Equity Income Fund – Class A, Institutional Class, Class R6, and Class R

Delaware Ivy Accumulative Fund – Class A, Class C, Institutional Class, Class R6

Delaware Ivy Asset Strategy Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Balanced Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Core Bond Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Core Equity Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Corporate Bond Fund – Class A, Class C, Institutional Class, and Class Y

Delaware Ivy Global Bond Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Global Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Government Securities Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy High Income Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy High Yield Fund – Class A, Institutional Class, and Class R6

Delaware Ivy International Core Equity Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy International Value Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Large Cap Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Managed International Opportunities Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Mid Cap Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Mid Cap Income Opportunities Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Multi-Asset Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Natural Resources Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Science and Technology Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Small Cap Growth Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Smid Cap Core Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Systematic Emerging Markets Equity Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Total Return Bond Fund – Class A, Class C, Institutional Class, and Class R6

Delaware Ivy Value Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Wilshire Global Allocation Fund – Class A, Class C, Institutional Class, Class R6

Voyageur Insured Funds Delaware Tax-Free Arizona Fund – Class A, Class C, and Institutional Class Shares
Voyageur Intermediate Tax Free Funds Delaware Tax-Free Minnesota Intermediate Fund – Class A, Class C, and Institutional Class Shares

Voyageur Mutual Funds

Delaware Minnesota High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares

Delaware National High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares

Delaware Tax-Free California Fund – Class A, Class C, and Institutional Class Shares

Delaware Tax-Free Idaho Fund – Class A, Class C, and Institutional Class Shares

Delaware Tax-Free New York Fund – Class A, Class C, and Institutional Class Shares

Voyageur Mutual Funds II Delaware Tax-Free Colorado Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds III Delaware Select Growth Fund – Class A, Class C, Class R, and Institutional Class Shares
Voyageur Tax Free Funds Delaware Tax-Free Minnesota Fund – Class A, Class C, and Institutional Class Shares

Schedule C

Annual Fee

Each Fund will be charged an annual fee equal to the sum of (a) a base fee of $4,000 (“Flat Fee”) plus (b) a Pro Rata AUM Fee calculated as follows:

First, a total annual fee will be calculated by multiplying the average daily net assets of all Funds during the year by the applicable fee rates in the following table to calculate the “Total Fee.”

Average Daily Net Assets	Annual Fees

First $60 billion of average daily net assets	.00500%
Next $30 billion of average daily net assets	.00475%
Over $90 billion of average daily net assets	.00150%

Second, the Flat Fee will be multiplied by the number of Funds in the complex to calculate the “Aggregate Flat Fee.”

Third, the Aggregate Flat Fee will be subtracted from the Total Fee to calculate the “Total AUM Allocation Fee.”

Fourth, the Pro Rata AUM Fee for each Fund will be equal to the product of the Total AUM Allocation Fee multiplied by a fraction, the numerator of which is such Fund’s average daily net assets in the year of calculation and the denominator of which is the average daily net assets of all Funds during such year.

Example:

Assume that the complex has 60 Funds and $60,000,000,000 in AUM. The annual fee would be calculated as follows:

-	The Funds, as a complex, would be charged $3,000,000 ($60,000,000,000 * .00500% = $3,000,000)

-	Each of the 60 Funds would be allocated a flat fee of $4,000 (60 * $4,000 = $240,000)

-	Each of the 60 Funds would be charged an asset based fee on the remaining $2,760,00 ($3,000,000 - $240,000 = $2,760,000)

-	The asset based fee on the $2,760,000 would be allocated pro rata to each of the 60 Funds based on AUM per Fund

Assume that the complex launches a new Fund and has 61 Funds, but assets remain at $60,000,000,000 in AUM. The annual fee would be calculated as follows:

-	The Funds, as a complex, would still be charged $3,000,000 ($60,000,000,000 * .00500% = $3,000,000)

-	Each of the 61 Funds would be allocated a flat fee of $4,000 (61 * $4,000 = $244,000)

-	Each of the 61 Funds would be charged an asset based fee on the remaining $2,756,000 ($3,000,000 - $244,000 = $2,756,000)

-	The asset based fee on the $2,756,000 would be allocated pro rata to each of the 61 Funds based on AUM per Fund

The complex would be charged the same total amount. The difference would be that the pro rata calculation would be based on a smaller amount because there are more funds in the complex.